EXHIBIT 99.1

3D Systems Reports Fourth Quarter and Full Year 2022 Financial Results

ROCK HILL, S.C., Feb. 28, 2023 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter Financial Results and Recent Business Highlights

(All numbers are unaudited and are presented in thousands, except per share amounts or otherwise noted)

  Q4 2022 revenue of $132,732 decreased 12.0% compared to Q4 2021; Non-GAAP Q4 2022 revenue on a constant currency basis(1) decreased 7.6%, reflecting weakness in the dental orthodontics market
  Net loss of $25,553, diluted loss per share of $0.20, and diluted non-GAAP loss per share of $0.06 (1)
  Negative adjusted EBITDA(1) of $4,808 reflects inflationary impacts on our input costs, unfavorable product mix, and continued investments in growth areas of our business and product portfolio

Full Year 2022 Financial Highlights

  2022 revenue of $538,031 decreased 12.6% compared to 2021 revenue of $615,639; Non-GAAP revenue adjusted for divestitures and on a constant currency(1) basis increased 3.3%, reflecting solid demand in both the Industrial and Healthcare segments despite macroeconomic challenges, offset by lower sales to certain dental market customers
  Net loss of $122,711, diluted loss per share of $0.96, and diluted non-GAAP loss per share of $0.23(1)
  Negative adjusted EBITDA(1) of $5,781 reflects inflationary impacts on our input costs and continued investments in growth areas of our business and product portfolio
  Cash and short-term investments of $568,737 position the company for continued growth investments

2023 Outlook

  Continued softness in dental orthodontic market fully offset by strong performance in Industrial and non-dental Healthcare Solutions markets leading to mid-single digit revenue growth
  Positive full year Adjusted EBITDA and free cash flow support an already-strong balance sheet
  Sustained investments in core technologies and emerging regenerative medicine markets
(in thousands, expect per share data)	Quarter Ended December 31,	Year Ended December 31,
Revenue Growth Rates (%) as reported	(12.0)%	(12.6)%
Non-GAAP Revenue Growth Rates (%) excluding divestitures	(12.0)%	(1.1)%
Non-GAAP Revenue Growth Rates (%) excluding divestitures and FX effects	(7.6)%	3.3%

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, expect per share data)	2022	2021	2022	2021
Revenue	$132,732	$150,870	$538,031	$615,639
Operating (loss)	$(28,044)	$(3,842)	$(117,019)	$(33,069)
Net (loss) income	$(25,553)	$(6,200)	$(122,711)	$322,052
Basic income (loss) per share	$(0.20)	$(0.05)	$(0.96)	$2.62
Diluted income (loss) per share	$(0.20)	$(0.05)	$(0.96)	$2.55

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, expect per share data)	2022	2021	2022	2021
Non-GAAP measures for year-over-year comparisons (1)
Non-GAAP Revenue	$132,732	$150,870	$538,031	$543,967
Non-GAAP operating (loss) income	$(9,912)	$12,359	$(26,877)	$33,529
Non-GAAP net (loss) income	$(7,474)	$11,570	$(29,383)	$41,473
Non-GAAP basic income (loss) per share	$(0.06)	$0.09	$(0.23)	$0.34
Non-GAAP diluted income (loss) per share	$(0.06)	$0.09	$(0.23)	$0.33
Adjusted EBITDA	$(4,808)	$17,929	$(5,781)	$56,151

(1) See “Presentation of Information in this Press Release” below for a description and the Appendix for reconciliation of non-GAAP revenue, adjusted for divestitures, operating income (loss), net income (loss) and basic and diluted income (loss) per share to the most closely comparable GAAP measure.

Summary Comments on Results

Commenting on 2022 results and the outlook for 2023, Dr. Jeffrey Graves, President and CEO of 3D Systems said, "2022 was a year of strong investment in our development of next generation hardware, materials, and software platforms despite facing significant macroeconomic and geopolitical headwinds as well as softness in our key dental orthodontic market attributable to inflationary pressure on consumer discretionary spending. By sustaining this investment focus, we made major progress on the refresh of our printer portfolio, as evidenced in part by recent new product announcements. More such announcements will follow throughout 2023 as we complete the refresh of virtually our entire product portfolio. This organic development was complemented by our acquisition of three early-stage technology platforms over the last 18 months, which further broadened the range of customer applications we can now address. Continuity in these initiatives was essential given the continued momentum we are seeing in the adoption of additive manufacturing in production environments across both our Healthcare and Industrial Solutions markets. Sustaining these investments in the face of 2022's many headwinds required us to target our investment spending carefully, control operating costs, and leverage our strong balance sheet. This focus, combined with our improved operational execution gained through selective in-sourcing of manufacturing, has reinforced our industry-leading breadth of additive manufacturing technologies, our unparalleled applications expertise, and scale needed to meet our expanding customer needs for years to come."

"For 2023, given the continued inflationary environment and the pressure it inevitably puts on consumer discretionary spending, our revenue guidance assumes continued softness in the dental orthodontic market. On a positive note, we expect this softness in dental to be more than offset by the strong growth we currently anticipate in virtually all other key markets across our Healthcare and Industrial Solutions segments. This strength is being driven by a rapid expansion of new production applications and the accelerating efforts by our global customers to restructure their supply chains and reduce enterprise risk. The net result of these effects is an expected consolidated 2023 revenue growth rate in the mid-single digits, with mid-teens growth across all our non-dental markets."

"In 2023 we will place a high priority on profitability and cash performance as we increasingly harvest the gains in efficiency that our operations in-sourcing has provided. This focus will enable us to offset headwinds in our dental orthodontic market and to support our increasing investment in Systemic Bio and other regenerative medicine initiatives. From these investments, we expect to make meaningful announcements in these areas over the next 12 to 24 months as we move through pre-clinical trials for our biological applications and customer acceptance tests in the pharmaceutical markets. To further our gains in operating efficiency, this morning we announced a multi-pronged restructuring initiative designed to realize additional cost synergies in multiple parts of our business. We will complete these actions in the first half of this year. Based on our projected growth profile, combined with the cost actions completed last year and in early 2023, we expect to generate positive Adjusted EBITDA and positive free cash flow for full year 2023, excluding one-time restructuring costs."

"By executing on our strategic plan, we have positioned our Healthcare and Industrial Solutions segments for strong financial performance against the backdrop of an additive manufacturing industry that is poised for rapid future growth. In addition to this exciting trajectory for our current core business, we increasingly understand the remarkable potential of our long-term partnership with United Therapeutics to manufacture human organs for transplantation, and the growth benefits we expect from Systemic Bio, our early-stage business whose unique 3D printed organ-on-a-chip technology has the potential to revolutionize drug development in the pharmaceutical industry."

Dr. Graves concluded, "In designing our budget for 2023, we believe our investment strategy represents the best balance between short term profitability and sustained revenue growth in the current economic and geopolitical environment that we are experiencing. By delivering positive Adjusted EBITDA and free cash generation this year, which will further enhance our already strong balance sheet, while making the most critical investments in R&D and corporate infrastructure required to meet rapidly expanding adoption of additive manufacturing across our Industrial, Healthcare, and emerging biological markets, we believe we are well positioned to deliver sustained value creation to our customers and shareholders in 2023 and the years to follow."

Summary of Fourth Quarter Results

Revenue for the fourth quarter of 2022 decreased 12.0% to $132,732 compared to the same period last year, and non-GAAP revenue on a constant currency basis decreased 7.6%. The decline of non-GAAP revenue on a constant currency basis primarily reflects lower sales to certain dental market customers due to macroeconomic factors that are negatively impacting the demand for elective dental procedures, partially offset by continued solid product and service demand across other areas of the business.

Industrial Solutions revenue decreased 5.7% to $72,038 compared to the same period last year, however non-GAAP revenue on a constant currency basis increased 1.1% year over year. Healthcare Solutions revenue decreased 18.5% to $60,694 and non-GAAP revenue on a constant currency basis decreased 16.6% year over year.

Gross profit margin in the fourth quarter of 2022 was 41.2% compared to 43.9% in the same period last year. Non-GAAP gross profit margin was 40.9% compared to 44.1% in the same period last year. Gross profit margin decreased primarily due to input cost inflation and unfavorable product mix.

Operating expenses increased 18.0% to $82,674 in the fourth quarter of 2022 compared to the same period a year ago. On a non-GAAP basis, operating expenses were $64,144, an 18.2% increase from the same period a year ago. The increase in non-GAAP operating expenses primarily reflects spending in targeted areas to support future growth, including expenses from acquired businesses, research and development, and investments in corporate infrastructure.

Summary of Full-Year 2022 Results

Revenue for 2022 of $538,031 decreased 12.6% compared to the prior year. Non-GAAP revenue adjusted for divestitures and on a constant currency basis increased 3.3%. The increase in non-GAAP revenue reflects solid demand in both the Industrial and Healthcare Solutions segments despite macroeconomic challenges, offset by lower sales to certain dental market customers.

Industrial Solutions revenue decreased 10.5% to $277,043 compared to the prior year, and non-GAAP revenue adjusted for divestitures and on a constant currency basis increased 9.7%. Healthcare Solutions revenue decreased 14.8% to $260,988, and non-GAAP revenue adjusted for divestitures and on a constant currency basis decreased 2.9%.

Gross profit margin for the full year 2022 was 39.8% compared to 42.8% in the prior year. Non-GAAP gross profit margin was 39.8% for the full year 2022 compared to 42.5% in the prior year. Gross profit margin decreased primarily due to input cost inflation and unfavorable product mix.

Operating expenses for the full year 2022 increased 11.6% to $331,252 compared to the prior year. The higher operating expenses reflect spending in targeted areas to support future growth, including expenses from acquired businesses, research and development, and investments in corporate infrastructure, as well as a $19,888 increase in legal and other settlement costs, partially offset by the absence of expenses from divested businesses. Non-GAAP operating expenses were $241,124 in 2022, a 22.1% increase from the prior year. The higher non-GAAP operating expenses primarily reflect spending to support future growth.

2023 Outlook

The company is providing full-year 2023 financial guidance as follows:

Revenue:	$545 - $575 million

Non-GAAP Gross Profit Margin:	40% - 42%

Adjusted EBITDA:	Break even or better

Free Cash Flow:	Break even or better

For purposes of the above guidance, Free Cash Flow is defined as Adjusted EBITDA less changes in working capital less capital expenditures.

Financial Liquidity

At December 31, 2022, the company had cash and cash equivalents and short-term investments of $568,737, a decrease of $220,920 since December 31, 2021. The decrease resulted primarily from cash paid for acquisitions and other investments of $103,647, cash used in operations of $68,395, capital expenditures of $22,499, and taxes paid related to net share settlement of equity awards $10,864. At December 31, 2022, the company had total debt net of deferred financing costs of $449,510.

Subsequent Events

Yesterday, the company resolved its ongoing export controls investigations with the U.S. Department of State, the U.S. Department of Commerce, and the U.S. Department of Justice. The company entered into individual settlement agreements which resulted in civil monetary penalties as well as certain remedial compliance measures to be completed as part of a three year consent agreement.

Q4 and FY 2022 Conference Call and Webcast

3D Systems will delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, which extends the deadline to file the Form 10-K. The delay in filing is primarily due to additional time required by the Company to complete its financial reporting close procedures. As a result, the Company's independent registered public accounting firm has not yet completed its audits of the Company's financial statements as of December 31, 2022. It has no impact on the company's operations or on its ability to discuss its 2022 results and 2023 outlook.

The company will host a conference call and simultaneous webcast to discuss these results on March 1, 2023, which may be accessed as follows:

Date: Wednesday, March 1, 2023
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Presentation of Information in this Press Release

3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: non-GAAP revenue, non-GAAP Gross profit, non-GAAP Gross profit margin, non-GAAP Operating expenses, non-GAAP Operating (loss)/income, non-GAAP Interest and other income/(expense), net, non-GAAP Net income (loss), non-GAAP Basic and Diluted Income (Loss) per Share, adjusted EBITDA and adjusted EBITDA Margin. These non-GAAP measures exclude certain special items that management does not view as part of 3D Systems’ underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated the same as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:

  amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;
  costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;
  stock-based compensation expenses, a non-cash expense;
  restructuring charges (cost optimization plans), impairment charges, including goodwill, divestiture gains or losses, and severance charges pertaining to senior level employees;
  certain compensation expense related to the 2021 Volumetric acquisition; and
  revenue from divestitures included in current and comparable periods necessary to calculate revenue growth excluding the impact of divestitures.

Amortization of intangibles, acquisition and divestiture related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Restructuring charges (cost optimization plans), impairment charges, including goodwill, divestiture gains or losses, and severance charges pertaining to senior level employees, are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Furthermore, 3D Systems excludes contingent consideration recorded as compensation expense related to the 2021 Volumetric acquisition from non-GAAP measures as management evaluates financial performance excluding this expense, which is viewed by management as similar to acquisition consideration.

The matters discussed above are tax effected, as applicable, in calculating non-GAAP net income and basic and diluted earnings per share.

Adjusted EBITDA, defined as net income, plus income tax (provision)/benefit, interest and other income/(expense), net, stock-based compensation expense, amortization of intangibles, depreciation expense and other non-recurring and/or non-cash items all as described above, is used by management to evaluate performance and helps measure financial performance period-over-period.

A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules.

3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The company is unable to provide a quantitative reconciliation of forward-looking non-GAAP gross margins and non-GAAP operating expenses to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including legal, acquisition expenses, stock-compensation expense, intangible amortization expense, restructuring expenses, and goodwill impairment, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

About 3D Systems

More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial Solutions markets such as Medical and Dental, Aerospace & Defense, Automotive and Durable Goods. More information on the company is available at www.3dsystems.com.

Investor Contact: Media Contact:	investor.relations@3dsystems.com press@3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Consolidated Balance Sheets
December 31, 2022 and December 31, 2021

(in thousands, except par value)	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$388,134	$789,657
Short-term investments	180,603	—
Accounts receivable, net of reserves — $3,114 and $2,445	93,886	106,540
Inventories	137,832	92,887
Prepaid expenses and other current assets	33,790	42,653
Total current assets	834,245	1,031,737
Property and equipment, net	58,072	57,257
Intangible assets, net	90,230	45,835
Goodwill	385,312	345,588
Right-of-use assets	43,655	46,356
Deferred income tax asset	7,038	5,054
Other assets	28,972	17,272
Total assets	$1,447,524	$1,549,099
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities:
Current lease liabilities	$10,075	$8,344
Accounts payable	53,826	57,366
Accrued and other liabilities	55,571	76,994
Customer deposits	6,911	7,281
Deferred revenue	26,464	28,027
Total current liabilities	152,847	178,012
Long-term debt, net of deferred financing costs	449,510	446,859
Long-term lease liabilities	41,650	47,420
Deferred income tax liability	7,631	2,173
Other liabilities	44,180	32,254
Total liabilities	695,818	706,718
Redeemable non-controlling interest	1,762	—
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; shares issued 131,207 and 128,375 as of December 31, 2022 and 2021, respectively	131	128
Additional paid-in capital	1,547,597	1,501,210
Accumulated deficit	(743,962)	(621,251)
Accumulated other comprehensive loss	(53,822)	(37,706)
Total stockholders’ equity	749,944	842,381
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,447,524	$1,549,099

3D Systems Corporation
Unaudited Consolidated Statements of Operations
Year Ended December 31, 2022, 2021 and 2020

	Year Ended December 31,
(in thousands, except per share amounts)	2022	2021	2020
Revenue:
Products	$395,396	$428,742	$332,799
Services	142,635	186,897	224,441
Total revenue	538,031	615,639	557,240
Cost of sales:
Products	237,386	245,169	220,415
Services	86,412	106,692	113,450
Total cost of sales	323,798	351,861	333,865
Gross profit	214,233	263,778	223,375
Operating expenses:
Selling, general and administrative	244,181	227,697	219,895
Research and development	87,071	69,150	74,143
Impairment of goodwill	—	—	48,300
Total operating expenses	331,252	296,847	342,338
(Loss) income from operations	(117,019)	(33,069)	(118,963)
Interest and other income (expense), net	(3,790)	352,609	(24,447)
(Loss) income before income taxes	(120,809)	319,540	(143,410)
(Provision) benefit for income taxes	(2,140)	2,512	(6,184)
Net (loss) income before redeemable non-controlling interest	(122,949)	322,052	(149,594)
Less: net (loss) attributable to redeemable non-controlling interest	(238)	—	—
Net (loss) income attributable to 3D Systems Corporation	$(122,711)	$322,052	$(149,594)

Net (loss) income per common share
Basic	$(0.96)	$2.62	$(1.27)
Diluted	$(0.96)	$2.55	$(1.27)

Weighted average shares outstanding:
Basic	127,818	122,867	117,579
Diluted	127,818	126,334	117,579

3D Systems Corporation
Unaudited Consolidated Statements of Operations
Three Months Ended December 31, 2022, 2021 and 2020

	Three Months ended December 31,
(in thousands, except per share amounts)	2022	2021	2020
Revenue:
Products	$94,734	$117,572	$112,552
Services	37,998	33,298	60,101
Total revenue	132,732	150,870	172,653
Cost of sales:
Products	55,541	64,918	72,465
Services	22,561	19,734	27,739
Total cost of sales	78,102	84,652	100,204
Gross profit	54,630	66,218	72,449
Operating expenses:
Selling, general and administrative	58,783	50,897	52,682
Research and development	23,891	19,163	19,036
Total operating expenses	82,674	70,060	71,718
Loss from operations	(28,044)	(3,842)	731
Interest and other (expense) income, net	1,666	(1,787)	(16,849)
(Loss) income before income taxes	(26,378)	(5,629)	(16,118)
(Provision) benefit for income taxes	771	(571)	(3,712)
Net (loss) income before redeemable non-controlling interest	(25,607)	(6,200)	(19,830)
Less: net (loss) attributable to redeemable non-controlling interest	(54)	—	—
Net (loss) income attributable to 3D Systems Corporation	$(25,553)	$(6,200)	$(19,830)

Net income (loss) per share available to 3D Systems Corporation common stockholders
Basic	$(0.20)	$(0.05)	$(0.16)
Diluted	$(0.20)	$(0.05)	$(0.16)

(1)Amounts in table may not foot due to rounding

3D Systems Corporation
Unaudited Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2022	2021	2020
Cash flows from operating activities:
Net (loss) income	$(122,949)	$322,052	$(149,594)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion of debt discount	38,686	34,623	44,595
Stock-based compensation	42,415	55,153	17,725
Loss on short-term investments	3,146	—	—
Non-cash operating lease expense	6,296	—	—
Provision for inventory obsolescence and revaluation	(356)	(2,909)	12,373
Loss on hedge accounting de-designation and termination	—	721	1,235
Provision for bad debts	562	232	457
Loss (gain) on the disposition of businesses, property, equipment and other assets	104	(350,846)	5,274
Benefit for deferred income taxes and reserve adjustments	(2,518)	(11,679)	(1,206)
Asset impairment	4,095	1,676	55,484
Changes in operating accounts:
Accounts receivable	8,140	(11,912)	(6,052)
Inventories	(48,140)	7,866	(9,901)
Prepaid expenses and other current assets	8,223	(8,106)	(16,218)
Accounts payable	(2,695)	27,159	(6,653)
Deferred revenue and customer deposits	(6,947)	(3,325)	3,231
Accrued and other liabilities	11,231	(12,389)	28,286
All other operating activities	(7,688)	(169)	843
Net cash (used in) provided by operating activities	(68,395)	48,147	(20,121)
Cash flows from investing activities:
Purchases of property and equipment	(22,499)	(18,791)	(13,643)
Purchases of short-term investments	(384,388)	—	—
Sales and maturities of short-term investments	200,314	—	—
Proceeds from sale of assets and businesses, net of cash sold	325	421,485	1,554
Acquisitions and other investments, net of cash acquired	(103,647)	(139,685)	—
Other investing activities	—	(2,454)	356
Net cash (used in) provided by investing activities	(309,895)	260,555	(11,733)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	—	20,000
Payments on revolving credit facilities	—	—	(20,000)
Proceeds from borrowings	—	460,000	—
Debt issuance costs	—	(13,466)	—
Repayment of borrowings/long-term debt	—	(21,392)	(26,840)
Proceeds from issuance of common stock	—	—	24,702
Purchase of non-controlling interests	(2,300)	(6,300)	(12,500)
Taxes paid related to net-share settlement of equity awards	(10,864)	(12,619)	(5,138)
Other financing activities	(660)	(423)	296
Net cash (used in) provided by financing activities	(13,824)	405,800	(19,480)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,881)	(9,243)	1,428
Net (decrease) increase in cash, cash equivalents and restricted cash	(397,995)	705,259	(49,906)
Cash, cash equivalents and restricted cash at the beginning of the year [a]	789,970	84,711	134,617
Cash, cash equivalents and restricted cash at the end of the year [a]	$391,975	$789,970	$84,711

(a)The amounts for cash and cash equivalents shown above include restricted cash of $114, $313 and $540 as of December 31, 2022, 2021 and 2020, respectively, which are included in prepaid expenses and other current assets. In addition, included in cash and cash equivalents above as of December 31, 2022 is $3,727 of restricted cash, which, is included in other non-current assets. Finally, included in cash and cash equivalents above as of December 31, 2020 is $9,161, which was included in current assets held for sale.

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Three Months and Year Ended
December 31, 2022

	Three Months Ended December 31,
(in thousands, except per share amounts)	2022					2022
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture-related	Cost optimization plan	Impairment of cost-method investments	Non-GAAP
Revenue	$132,732	$—	$—	$—	$—	$132,732
Gross Profit	54,630	$(398)	$—	$—	$—	54,231
Gross Profit Margin	41.2%					40.9%
Operating expenses	82,674	$(14,596)	$(3,553)	$(377)	$(3)	64,144
Operating income (loss)	(28,044)	$14,198	$3,553	$377	$3	(9,912)
Interest and other income (expense), net	1,666	$—	$(52)	$—	$—	1,614
Net income (loss)	(25,553)	$14,188	$3,511	$377	$3	(7,474)
Net income (loss) EPS - basic	(0.20)	0.11	0.03	—	—	(0.06)
Net income (loss) EPS - diluted	$(0.20)	$0.11	$0.03	$—	$—	$(0.06)

Weighted Average Shares - basic	128,828					128.828
Weighted Average Shares - diluted	128,828					128.828
(1)Amounts in table may not foot due to rounding

	Year Ended December 31,
(in thousands, except per share amounts)	2022					2022
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture-related	Cost optimization plan	Impairment of cost-method investments	Non-GAAP
Revenue	$538,031	$—	$—	$—	$—	$538,031
Gross Profit	214,233	14	—	—	—	214,247
Gross Profit Margin	39.8%					39.8%
Operating expenses	331,252	(49,995)	(39,476)	(638)	(18)	241,124
Operating income (loss)	(117,019)	50,009	39,476	638	18	(26,877)
Interest and other income (expense), net	(3,790)	—	287	—	2,900	(603)
Net income (loss)	(122,711)	49,999	39,773	638	2,918	(29,383)
Net income EPS - basic	(0.96)	0.39	0.31	—	0.02	(0.23)
Net income EPS - diluted	$(0.96)	$0.39	$0.31	$—	$0.02	$(0.23)

Weighted Average Shares - basic	127,818					127,818
Weighted Average Shares - diluted	127,818					127,818
(1)Amounts in table may not foot due to rounding

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Three Months and Year Ended December 31, 2021

	Three Months Ended December 31,
(in thousands, except per share amounts)	2021						2021
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture-related (1)	Cost optimization plan	Product end of life adjustment	Divestitures	Non-GAAP
Revenue	$150,870	$—	$—	$—	$—	$—	$150,870
Gross Profit	66,218	200	—	—	200	—	66,620
Gross Profit Margin	43.9%						44.1%
Operating expenses	70,060	(13,169)	(1,136)	(1,494)	—	—	54,261
Operating income (loss)	(3,840)	13,369	1,136	1,494	200	—	12,359
Interest and other income (expense), net	(1,787)	—	1,098	—	—	—	(689)
Net income (loss)	(6,200)	13,369	2,707	1,494	200	—	11,570
Net income (loss) EPS - basic	(0.05)	0.11	0.02	0.01	—	—	0.09
Net income (loss) EPS - diluted	$(0.05)	$0.10	$0.02	$0.01	$—	$—	$0.09

Weighted Average Shares - basic	124,874						124,874
Weighted Average Shares - diluted	127,884						127,884
(1)Amounts in table may not foot due to rounding

	Year Ended December 31,
(in thousands, except per share amounts)	2021							2021
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture-related (1)	Cost optimization plan	Impairment of cost-method investments	Product end of life adjustment	Divestitures	Non-GAAP
Revenue	$615,639	$—	$—	$—	$—	$—	$(71,672)	$543,967
Gross Profit	263,778	500	—	—		200	(33,499)	230,979
Gross Profit Margin	42.8%							42.5%
Operating expenses	296,847	(64,366)	(16,284)	(1,494)	—	—	(17,253)	197,450
Operating income (loss)	(33,069)	64,866	16,284	1,494	—	200	(16,246)	33,529
Interest and other income (expense), net	352,609	—	(353,809)	—	(43)	—	1,100	(143)
Net income (loss)	322,052	64,866	(331,950)	1,494	(43)	200	(15,146)	41,473
Net (loss) EPS - basic	2.62	0.53	(2.70)	0.01	—	—	(0.12)	0.34
Net (loss) EPS - diluted	$2.55	$0.51	$(2.63)	$0.01	$—	$—	$(0.12)	$0.33

Weighted Average Shares - basic	122,867							122,867
Weighted Average Shares - diluted	126,334							126,334
(1)Amounts in table may not foot due to rounding

3D Systems Corporation
Unaudited Non-GAAP Operating Income to Adjusted EBITDA Reconciliation
Three Months and Year Ended December 31, 2022 and 2021

	Three Months Ended December 31,(1)		Year Ended December 31,(1)
(in thousands)	2022	2021	2022	2021
Revenue	$132,732	$150,870	$538,031	$543,967
Non-GAAP Operating Income	(9,912)	12,359	(26,877)	33,529
Depreciation	5,104	5,570	21,096	22,622
Adjusted EBITDA	$(4,808)	$17,929	$(5,781)	$56,151
Adjusted EBITDA Margin	(3.6)%	11.9%	(1.1)%	10.3%
(1) Amounts in table may not foot due to rounding

3D Systems Corporation
Unaudited Reconciliation of Prior Years Revenue Excluding Divestitures (Non-GAAP)
2021 by Quarter

	2021
	Three Months Ended
(in thousands)	March 31	June 30	September 30	December 31	Total
Revenue
Healthcare	$72,521	$82,826	$76,365	$74,472	$306,184
Industrial	73,595	79,731	79,731	76,398	309,455
Total Revenue	$146,116	$162,557	$156,096	$150,870	$615,639

Revenue From Divestitures:
Healthcare	$11,008	$13,135	$7,652	$—	$31,795
Industrial	14,195	13,931	11,751	—	39,877
Total Revenue	$25,203	$27,066	$19,403	$—	$71,672

Total Revenue (Excl. Divest.):
Healthcare	$61,513	$69,691	$68,713	$74,472	$274,389
Industrial	59,400	65,800	67,980	76,398	269,578
Total Revenue (Excl. Divest.):	$120,913	$135,491	$136,693	$150,870	$543,967
(1)Amounts in table may not foot due to rounding

3D Systems Corporation
Unaudited Reconciliation of Revenue to Non-GAAP Revenue (1)
Three Months and Year Ended December 31,

Table 4

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	% Change	Constant Currency (2)
(in thousands)				FX Effect (3)	B(W)%
Revenue, as reported
Healthcare	$60,694	$74,472	(18.5)%
Industrial	72,038	76,398	(5.7)%
Total Revenue, as reported	$132,732	$150,870	(12.0)%

Revenue From Divestitures:
Healthcare	$—	$—
Industrial	—	—
Total Revenue	$—	$—

Total Revenue (Excl. Divest. and FX Effect):
Healthcare	$60,694	$74,472	(18.5)%	$(1,432)	(16.6)%
Industrial	72,038	76,398	(5.7)%	(5,168)	1.1%
Total Revenue (Excl. Divest. and FX Effect):	$132,732	$150,870	(12.0)%	$(6,600)	(7.6)%

	Year Ended December 31, 2022	Year Ended December 31, 2021	% Change	Constant Currency (2)
(in thousands)				FX Effect (3)	B(W)%
Revenue, as reported
Healthcare	$260,988	$306,184	(14.8)%
Industrial	277,043	309,455	(10.5)%
Total Revenue, as reported	$538,031	$615,639	(12.6)%

Revenue From Divestitures:
Healthcare	$—	$31,795
Industrial		39,877
Total Revenue	$—	$71,672

Total Revenue (Excl. Divest. and FX Effect):
Healthcare	$260,988	$274,389	(4.9)%	$(5,564)	(2.9)%
Industrial	277,043	269,578	2.8%	(18,567)	9.7%
Total Revenue (Excl. Divest. and FX Effect):	$538,031	$543,967	(1.1)%	$(24,131)	3.3%

(1)Amounts in table may not foot due to rounding and percent changes have been calculated based upon rounded amounts
(2) To assist in the analysis of the company’s revenue trends, the company estimated the impact of foreign exchange on year over year revenue growth by recasting revenue, excluding divestitures, for the three months and year ended December 31, 2022 by applying the foreign exchange rates used to translate 2021 non-US functional currency revenue to 2022 non-US functional currency revenue.
(3) FX effect is the estimated impact on “as reported” net revenue due to changes in foreign currency exchange rates